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SIGNATURE UTILITY LEASING, Inc.
-------------------------
PO Box 16006
Austin, Texas 78761
(512) 467-8161 FAX (512) 467-8186

                                                 Master Lease Agreement
LESSEE: Cap Rock Electric Cooperative, Inc.      LEASE NUMBER: 20000122

Signature Utility Leasing, Inc., "Lessor" and Cap Rock Electric Cooperative, Inc., "Lessee" have executed this Lease Agreement ("Lease") effective the April 1, 2000 and hereby agree to the terms contained below and in any attachments made a part of this Lease Agreement.

This Lease and the attachments hereto constitute the entire agreement of the parties with respect to the leasing of the Equipment and the other subject matter of this Lease. This Lease supercedes all prior written and/or oral understandings or agreements with respect to the subject matter hereof, and no change, modification, amendment or addition to this Lease shall be enforceable unless in writing and signed by Lessor and Lessee.

In consideration of the mutual covenants hereinafter contained, the parties hereby agree as follows:

1. LEASE OF EQUIPMENT. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, subject to the terms of this Lease Agreement ("Lease"), the equipment (collectively, the "Equipment," any one item of which may be referred to individually as an "Item of Equipment") described in any Schedule A, executed by Lessor and Lessee and made a part hereof, Lessee hereby authorizes Lessor to include in any Schedule A the serial number and other information identifying the Equipment when determined by Lessor.

Each such Schedule A when executed by the parties shall be deemed to be a part of this Lease, it being understood and agreed that this Lease shall be a Master Lease. All Schedules, addends or other attachments to this Lease executed by Lessor and Lessee are hereby incorporated herein and made a part hereof.

In the event it is necessary to amend the terms of a Schedule A to reflect a change in one or more of the following conditions: (a) Lessor's actual cost of procuring the Equipment; or (b) Lessor's actual cost of providing Equipment to Lessee; or (c) A change in lease payments as a result of (a) and/or (b) above; or (d) Description of the leased Equipment; Lessee agrees that any such amendment shall be described in a letter from Lessor to Lessee, and unless Lessee objects thereto in a writing delivered to Lessor within fifteen (15) days of mailing of such letter from Lessor to Lessee, such Schedule A shall be deemed amended and such amendments shall be incorporated herein.

2. RENTALS/LEASE TERM. Lessee agrees to pay Lessor rentals for each Item of Equipment leased under this Lease as set forth in the Schedule A applicable to such item of Equipment. All rentals shall be payable as described to Lessee at Lessor's mailing address set forth in such Schedule A, or to such other person or at such other place as Lessor may from time to time designate in writing. "Scheduled Lease Commencement Date" for purposes of this Lease shall be the first day of the month following the In-Service Date, provided, however, in the event the Daily Billing Option is selected on the applicable Schedule A, the Scheduled Lease Commencement Date shall be the In-Service Date. "In-Service Date" shall be the date Equipment is delivered and accepted by Lessee for lease as provided herein. The "Scheduled Lease Term" shall be as set forth in the applicable Schedule A. Rentals for each item of Equipment shall commence on the Scheduled Lease Commencement Date with respect to each Item of Equipment. If the In-Service Date occurs prior to the Scheduled Lease Commencement Date, Lessor shall be entitled to a rental ("Interim Rent") for period from such In-Service Date to the Scheduled Lease Commencement Date (the "Interim Period"). Interim Rent shall be computed by dividing all rentals other than Interim Rent due under the Lease by the actual number of days in the Scheduled Lease Term and multiplying this result by the actual number of days from In-Service Date to Scheduled Lease Commencement Date. Interim Rent (if any) shall be due on the Scheduled Lease Commencement Date. The Scheduled Lease Term, including any Minimum Term as described Paragraph 3 below, as set forth in the Schedule A, together with the Interim Period, if any, shall constitute the Lease Term ("Lease Term") for each item of Equipment. Lessee agrees to pay Lessor at the expiration or other termination of the Lease Term, additional rents, if specified under Special Terms described in the Schedule
A. The termination of this Lease with respect to certain items of Equipment shall not affect the continuation of this Lease with respect to other items of Equipment not subject to such termination. In the event the Lessee exercises the option to renew the Lease, rentals for the renewal period shall be agreed to by the parties at the time of renewal.

3. MINIMUM LEASE TERM. The Minimum Lease Term ("Minimum Term") shall be set forth in the Schedule A for each item of Equipment and shall commence on the Scheduled Lease Commencement Date. If Lessor agrees to terminate this Lease prior to the expiration of the Minimum Term with respect to an item of Equipment, Lessor shall, in addition to all other charges specified in this Lease, charge Lessee an early termination fee. Upon completion of the Minimum Term, the Lessee is deemed to have continued the Lease on a month-to-month basis, until completion of the Scheduled Lease Term unless the Lessee notifies the Lessor in writing 30 days prior to the end of the Minimum Term that it desires to terminate the Lease.

4. FLOATING RENTAL RATE. Notwithstanding any provision to the contrary contained in Paragraph 2 above, if a Floating Rate is specified on the Schedule A as applicable to an item of Equipment, the Lessee's rental obligation for such item of Equipment shall be adjusted at each rental due date based on the index specified on such Schedule A. Rental adjustments will be calculated based on monthly changes in the index up or down. Monthly changes in the index and the outstanding lease balance for each item of Equipment will be used to compute an adjusted rental amount. Rental adjustments will be compounded and accumulated monthly and billed to the Lessee based on the Rental frequency specified on the appropriate Schedule A.

5. LATE CHARGES. If Lessee fails to pay any rental or other amount required to be paid by Lessee to Lessor, within five (5) days after the due date thereof, Lessee shall (in addition to all other amounts due Lessor) pay Lessor the lesser of one and one-half percent (1.5%) per month, or the maximum amount allowed by law until paid on such unpaid amounts.

6. SECURITY DEPOSIT. If a Security Deposit amount is specified in the Schedule A, Lessee agrees to pay such amount to Lessor prior to the Scheduled Lease Commencement Date. If Lessee has fulfilled all terms and conditions herein, the Security Deposit shall be returned to the Lessee without interest or it may be applied to any purchase option exercised by Lessee at the expiration of the Lease.

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7. NO WARRANTIES; LESSEE'S OBLIGATIONS; VENDOR NOT AN AGENT. LESSEE
ACKNOWLEDGES THAT: LESSOR IS NOT THE MANUFACTURER OF THE EQUIPMENT NOR THE MANUFACTURER'S AGENT NOR A DEALER THEREIN; THE EQUIPMENT IS OF A SIZE, DESIGN, CAPACITY, DESCRIPTION AND MANUFACTURE SELECTED BY LESSEE; LESSEE IS
SATISFIED THAT THE EQUIPMENT IS SUITABLE AND FIT FOR ITS PURPOSES; LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION


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                        Master Lease Number: 20000122


WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE EQUIPMENT, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE EQUIPMENT OR WORKMANSHIP IN THE EQUIPMENT NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER; LESSOR SHALL NOT BE LIABLE TO LESSEE AND LESSEE HEREBY WAIVES ANY CLAIM IT MAY HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE (CONSEQUENTIAL OR OTHERWISE) OR EXPENSE CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT LEASED HEREUNDER. NO DEFECT OR UNFITNESS OF THE EQUIPMENT NOR ANY REPRESENTATION AS TO THE EQUIPMENT OR ANY OTHER MATTER BY VENDOR SHALL RELIEVE LESSEE OF THE OBLIGATION TO PAY ANY RENTALS OR OTHER OBLIGATION UNDER THIS LEASE. LESSEE UNDERSTANDS AND AGREES THAT NEITHER VENDOR NOR ANY SALES REPRESENTATIVE OR OTHER AGENT OF VENDOR, IS AN AGENT OF LESSOR. NO SALES REPRESENTATIVE OR AGENT OF VENDOR IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THIS LEASE. Lessor hereby assigns to Lessee for the duration of this Lease all warranties received by Lessor with respect to the Equipment, to the extent assignable, and Lessor shall have no obligation whatsoever to make any claim on such warranty.

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8.  LOCATION, INSPECTION, and MARKETING.  The Equipment at all times shall be located at the address specified in the applicable Schedule A unless Lessee has notified Lessor in writing of a change of location for each item of Equipment. Lessee shall make the Equipment available for inspection by Lessor's representatives during Lessee's normal business hours and shall make Lessee's maintenance log and other records pertaining to the Equipment available for inspection and duplication by Lessor's representatives. Lessee shall affix to or place on the Equipment such labels, plates or other markings indicating Lessor's ownership in the Equipment as may be directed and applied by Lessor.

9. USE. Lessee agrees all Equipment will be operated by competent and qualified personnel only and in accordance with applicable operating instructions, laws, government regulations, and applicable insurance policies. Lessee further agrees that the Equipment will not be operated by any person who is under the influence of alcohol or drugs.

10. RISK OF LOSS; GENERAL INDEMNITY. Lessee hereby assumes the risk of bodily injury or death, and of damage to property, including the Equipment, and the loss of such property, from whatsoever cause during the Lease Term. Lessee shall indemnify and hold Lessor harmless from and against any and all claims, losses, liabilities (including patent infringement, negligence, tort and strict liability), damages, judgments, suits, and all legal proceedings, and any and all costs and expenses in connection therewith (including attorneys' fees) arising out of or in any manner connected with the manufacture, sale, purchase, financing, ownership, delivery, rejection, non-delivery, possession, use, transportation, storage, condition, operation, maintenance, repair, return or other disposition of the Equipment or with this Lease, including, without limitation, claims for injury to or death of persons, for damage to property, for violation of any law, rule or regulation of any public authority, and for environmental damage and clean-up. Lessee shall give Lessor notice of any such claim or liability within 72 hours of Lessee's notice. The provisions of this Paragraph shall survive the expiration or termination of this Lease. Lessee agrees that upon written notice by Lessor of the assertion of any claim, action, damage, obligation, liability, or lien, Lessee shall, at Lessor's written request, assume the full responsibility for the defense thereof. Any payment pursuant to this Paragraph shall include an amount equal to any taxes required to be paid by Lessor as a result of the receipt of such payment.

11. ALTERATIONS; REPAIRS. Any improvement, replacement, addition, accessory or repair part for the Equipment shall become the property of Lessor free of all liens and encumbrances and shall be deemed part of the Equipment. The Equipment is, and shall at all times be and remain, personal property, notwithstanding that any item of Equipment or any part thereof shall now be or hereafter become in any manner affixed or attached to real property or any improvements thereof.
of: (i) the amount which will cause the Lessor to realize the same rate of return up to the date of the Casualty Occurrence that the Lessor would have realized had the Lease of the Equipment been in effect for the entire Lease Term; and (ii) all installments of rental then due with respect to that item of Equipment. The total rental described in the Schedule A which contained an item of Equipment for which a Casualty Loss Value was paid, shall be reduced by a percentage derived by dividing the Cost of the item of Equipment experiencing the Casualty Occurrence

12. MAINTENANCE. Lessee shall pay all costs and expenses of whatever nature resulting from the use and operation of each item of Equipment. Lessee, at its expense, shall keep the Equipment in good repair, condition and working order, in full compliance with all applicable manufacturer's recommendations, ordinary wear and tear expected.

13. TAXES. Lessee shall pay when due and be responsible for all charges, taxes, and fees which may now or hereafter be imposed or levied by any governmental body or agency required to be paid or collected by Lessor on or relating to the Equipment leased hereunder and the sale, purchase, rental, operation, maintenance or use thereof (excluding any taxes on or measured by the net income of Lessor) together with any penalties or interest applicable thereto, whether the same be payable by or assessed to Lessor or Lessee. If under law or custom such payments may be made only by Lessor, Lessee shall promptly notify Lessor and shall reimburse Lessor, upon demand, all such payments made by Lessor. Upon request, Lessee will furnish to Lessor a documentary evidence satisfactory to Lessor that reflects payment by Lessee.

14. PERSONAL PROPERTY TAXES. Wherever equipment is subject to personal property taxes in the jurisdiction where the Equipment is located, Lessor will properly report any and all property values for all lease transactions with the appropriate property tax assessor or other proper official. Lessee shall reimburse Lessor for all personal property taxes assessed by the applicable taxing jurisdiction. If Lessor does not notify Lessee of Lessor's intent to file the applicable property tax return within fourteen (14) days of the personal property tax return due date, or if Lessee has made a written request that Lessor not file such return, Lessee shall file all property values with the appropriate taxing jurisdiction and assume full responsibility for the payment of all such taxes, assessments, penalties, and interest when due. Lessee shall also reimburse Lessor any costs and expenses incurred by Lessor (including reasonable attorneys' fees), as a result of Lessee's failure to report and pay such taxes and charges.

15. INSURANCE. Lessee shall at its own expense acquire and maintain, during the term hereof, with such insurers, in such form and under such policies as shall be satisfactory to Lessor, both: (a) all risk property insurance, naming Lessor as loss payee, in amounts and under coverages to provide for rebuilding, repairing or replacing the Equipment in the event of any damage, destruction, loss or theft of the Equipment. The amount of such insurance shall be at least equal to the Equipment Cost described in the Schedule A for each item of Equipment; and (b) comprehensive public liability insurance including coverage for any bodily injury, death or property damage which may be caused by or related to the Equipment or its operation, in amounts satisfactory to Lessor. Such insurance shall name Lessor as an additional insured.

If any loss occurs it shall be paid by check or draft payable to Lessor and Lessee jointly. Lessor may endorse Lessee's name thereon as Lessee's agent. Lessee shall furnish to Lessor a certificate of insurance indicating that such insurance coverages are in effect at the time the Equipment is delivered and shall indicate that such insurance cannot be canceled or altered without at least thirty (30) days prior written notice to Lessor. If Lessee fails to pay insurance required to be provided by Lessee under this Lease, Lessor may, but is not obligated to provide such insurance. Lessee shall, upon demand reimburse Lessor for any costs, fees or expenses incurred in proving such insurance.

16. CASUALTY OCCURRENCE. (a) For purposes of this Lease, a "Casualty Occurrence" shall mean any event that causes an item of Equipment to be destroyed, irreparably damaged, lost, stolen, unaccounted for or taken or requisitioned by condemnation or otherwise during the term of this Lease, (b) in the event that any item of Equipment shall suffer a Casualty Occurrence, Lessee shall promptly and fully inform Lessor within 72 hours of such an occurrence. Lessee shall pay to Lessor, on the first day of the month following the giving of such notice, an amount ("Casualty Loss Value") equal to the sum by the Total Equipment Cost described in such Schedule A. Lessor shall be entitled to receive and retain any proceeds from any insurance with respect to such item of Equipment up to the amount of the Casualty Loss Value. Provided an Event of Default has not occurred and is continuing, Lessor shall pay over such insurance proceeds to Lessee to the extent such amounts exceed the Casualty Loss Value or the entire insurance proceeds received if Lessee has previously paid the Lessor the Casualty Loss Value. Upon Lessor's receipt of such payment, Lessee shall be



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Lessee initials __________

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                        Master Lease Number: 20000122

entitled to whatever interest Lessor may have in said item of Equipment, in its then condition and location, without warranties, express or implied, and this Lease shall terminate with respect to such item of Equipment.

17. LOSS AND DAMAGE. No loss, theft, damage or destruction of Equipment shall relieve Lessee of the obligation to pay rent or perform any other obligation under this Lease. In the event of damage to any item of Equipment, Lessee shall immediately place the same in good repair.

18. EVENTS OF DEFAULT. The following shall constitute Events of Default: (a) Lessee fails to pay all or any part of a rental payment or any other payment when due and payable, or (b) Lessee fails to perform or Lessee breaches any of the other covenants herein and such failure or breach continues for a period of ten (10) days after written notice thereof by Lessor; or (c) Without Lessor's consent, Lessee removes, sells, transfers, assigns, parts with possession or sublets any item of Equipment, or (d) Lessee creates, incurs or suffers to exist any mortgage, lien or other encumbrance or attachment of any kind whatsoever upon or affecting the Equipment or this Lease or any of Lessor's interest thereunder, or (e) Lessee become insolvent, makes an assignment for the benefit of creditors, ceases or suspends its business, admits in writing its inability to pay its debts as they mature, or bankruptcy, reorganization or other proceedings for the relief of debtors or benefit of creditors are instituted by or against Lessee, or (f) Any representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor proves to be incorrect in any material respect when made; or (g) If Lessee is a business entity, the dissolution, merger or reorganization of Lessee, or (h) If Lessee is an individual, Lessee dies or is judicially declared incompetent, or (i) Lessee is in default under any other agreement executed with Lessor at any time.

In this Paragraph 18, "Lessee" also means any guarantor of Lessee's obligations under the Lease and "Lease" also means any guaranty of those obligations.

19. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter, Lessor may do any one or more of the following with or without terminating this Lease: (a) Declare the entire amount of rental and other charges due and to become due hereunder for the entire Lease Term immediately due and payable, (b) Take immediate possession of any and all Equipment without notice, (c) Sell or lease any Equipment or otherwise dispose, hold or use such Equipment at lessor's sole discretion, (d) Demand payment of all additional costs incurred by Lessor in the course of correcting any default, (e) Proceed against any or all security given in connection herewith which includes but is not limited to sureties and guarantors, other obligation under this Lease (f) Upon notice to Lessee, terminate this Lease and all Schedules executed pursuant hereto. A termination hereunder shall only occur upon such notice by Lessor and only as to such items of Equipment included in such notice. This Lease shall continue in full force and effect as to the remaining Items of Equipment, if any; (g) Exercise any other right or remedy available to Lessor under the Uniform Commercial Code or any other applicable law. If this Lease is deemed at any time to be one intended as security, Lessee agrees that the Equipment shall secure all indebtedness owing by Lessee to Lessor; (h) Recover from Lessee, not as a penalty but as liquidated damages, an amount equal to the sum of:
(i) any accrued and unpaid rentals as of the date the Lessor obtains possession of the Equipment following Lessee's default ("Repossession Date"); plus (ii) the present value of all future rentals reserved in the Lease and contracted to be paid over the unexpired term of the Lease discounted at a rate equal to the six (6) month U.S. Treasury Bill rate as of the Repossession Date, plus (iii) all costs and expenses incurred by Lessor in any repossession, recovery, storage, repair, sale, re-lease or other disposition of the Equipment including reasonable attorney's fees and costs incurred in connection with or otherwise resulting from the Lessee's default, plus (iv) estimated residual value of the Equipment as of the Expiration of the Lease, LESS the amount received by Lessor upon sale or re-lease of such item of Equipment, if any.

Notwithstanding Paragraph 19(h) above, Lessor and Lessee agree that, in the event it is adjudged or otherwise determined that following an Event of Default, Lessor is entitled to the present value of future rentals reserved in the Lease, the discount rate shall be equal to the six (6) month U.S. Treasury Bill rate in effect at the time the Event of Default occurred. Lessor's rights and remedies provided hereunder or by law shall be cumulative and shall be in addition to all other rights and remedies available to Lessor. Lessor's failure to strictly enforce any provisions of this Lease or any other right available to Lessor shall not be construed as a waiver thereof or as excusing Lessee from future performance. Lessee shall pay Lessor all costs and expenses, incurred by Lessor in any repossession, recovery, storage, repair, re-lease or other disposition or the Equipment, including reasonable attorneys' fees as a result of or arising out of an Event of Default.

20. ASSIGNMENT AND SUBLEASE. (a) LESSEE SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. ANY ATTEMPTED ASSIGNMENT BY LESSEE WITHOUT SUCH CONSENT SHALL BE NULL AND VOID AND SHALL BE AN EVENT OF DEFAULT UNDER THIS LEASE. (b) Lessor shall have the right, without notice to Lessee, to assign or create a security interest in this Lease, or assign any of its rights or interests in this Lease, or in the Equipment. If Lessee is given notice of such assignment or security interest, Lessee shall acknowledge such assignment or security interest in writing upon terms satisfactory to Lessor. Upon written notice to Lessee from Lessor of any assignment or of any security interest created by Lessor hereunder, Lessee shall pay rentals directly to such assignee if directed by Lessor to do so. Any assignee of Lessor shall have all of the rights, but none of the obligations, of Lessor under this Lease and Lessee agrees that it will not assert against any assignee of Lessor any defense, counterclaim or offset that Lessee may have against Lessor. Lessee acknowledges that any assignment or transfer by Lessor shall not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee.

21. OWNERSHIP. Title to the Equipment shall remain with Lessor at all times and Lessee shall have no right, title or interest therein except as expressly set forth in this Lease.

22. RETURN OF EQUIPMENT. If Lessee does not exercise any purchase option provided in this Lease, at the expiration of the Lease Term or other termination of this Lease, Lessee shall, at its own expense, deliver the Equipment to a location designated by Lessor. The Equipment shall be delivered by Lessee to Lessor in the same condition as it was when delivered to Lessee, normal wear and tear excepted. Lease Term in as provided this Paragraph shall not expire until the Equipment is returned to Lessor.

23. LESSEE'S OPTIONS. Lessor and Lessee agree that, notwithstanding terms contained in the Lease to the contrary, so long as no Event of Default has occurred and is continuing, at the expiration of the Minimum Term Lessee shall have the option: (i) to purchase the Equipment at fair market value,
(ii) Continue the Lease as provided in Paragraph 3 of this Lease, or (iii) return the Equipment to Lessor as provided in Paragraph 22 herein. At the expiration of the Scheduled Lease Term, Lessee shall have the option to (i) purchase the equipment at fair market value or at the Purchase Option Amount specified on the applicable Schedule A; (ii) renew the Lease as provided in Paragraph 2 herein, or (iii) return the Equipment to Lessor as provided herein.

24. NOTICES. (a) Any requirement of the Uniform Commercial Code regarding reasonable notice shall be met if such notice is given at least five (5) days before the time of sale, disposition or other event or thing giving rise to the requirement of notice, (b) All notices or communications under this Lease shall be in writing, shall be delivered or mailed to the parties at the addresses set out for them in this Lease, and any notice so addressed and mailed by registered mail or hand delivered and left with a responsible person shall be deemed to have been given when so mailed or delivered, (c) Lessor and Lessee may in writing at any time, and from time to time, change the address to which notice shall be delivered or mailed.

25. POWER OF ATTORNEY; AFFIRMATION OF SECURITY INTEREST. LESSEE HEREBY IRREVOCABLY APPOINTS AND CONSTITUTES LESSOR AND EACH OF LESSOR'S OFFICERS, EMPLOYEES OR AGENTS AS LESSEE'S TRUE AND LAWFUL AGENT AND ATTORNEY-IN-FACT FOR THE PURPOSE OF FILING FINANCING STATEMENTS RELATING TO THIS LEASE AND THE EQUIPMENT, INCLUDING AMENDMENTS THERETO, PURSUANT TO THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE STATE OR STATES WHERE THE EQUIPMENT IS LOCATED; LESSOR BEING HEREBY AUTHORIZED AND EMPOWERED TO SIGN LESSEE'S NAME ON ONE OR MORE OF SUCH FINANCING STATEMENTS, DOCUMENTS OR INSTRUMENTS.

In the event this Lease should be construed as a lease intended as security, Lessee affirms that Lessor has a security interest in the Equipment and all rentals payable hereunder, proceeds (including insurance proceeds) of the Equipment, and all amounts arising from the sale or other disposition of the Equipment.

Lessee Initials _________

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

                          Master Lease Number: 20000122

26. NON-CANCELLABLE LEASE; WAIVER; OBLIGATIONS UNCONDITIONAL. THIS LEASE CANNOT BE CANCELLED OR TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN. LESSEE HEREBY AGREES THAT LESSEE'S OBLIGATION TO PAY ALL RENTALS AND PERFORM ALL OTHER OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE, IRREVOCABLE, UNCONDITIONAL, AND INDEPENDENT AND SHALL BE PAID AND PERFORMED WITHOUT ABATEMENT, DEDUCTION OR OFFSET OF ANY KIND OR NATURE WHATSOEVER. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in Paragraph 19 or which may otherwise limit or modify any of Lessor's rights or remedies under Paragraph 19. Any action by Lessee against Lessor for any default by Lessor under this Lease, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues.

27. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants that: (i) Lessee is duly qualified to do business wherever necessary to carry on its present business and operations; (ii) Lessee has full power, authority, and legal right to enter into and perform this Lease and the execution, delivery, and performance of such documents have been duly authorized, do not require the approval of any governmental body, will not violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's certificate of incorporation or bylaws, if any, or constitute a default under, or result in the creation of any lien, charge, encumbrance or security interest upon any assets of the Lessee under any agreement or instrument to which Lessee is a party or by which Lessee or its assets may be bound or affected; (iii) this Lease and all schedules and attachments shall have been duly entered into, delivered and shall constitute legal, valid, and binding obligations of Lessee, enforceable in accordance with their terms when executed by Lessor and Lessee.

28. FINANCIAL STATEMENTS. Lessee shall promptly furnish Lessor with Lessee's annual certified financial statements. Lessee shall also furnish Lessor with other financial information as Lessor may reasonably request from time to time. If Lessee does not have certified financial statements available in the normal course of business, Lessee shall provide uncertified financial statements that accurately reflect Lessee's financial condition including copies of its most recent federal income tax returns.

29. ENFORCEABILITY; CAPTIONS. (a) If any part, term, or provision of this Lease is held by any court to be unenforceable or prohibited by law, the rights and obligations of the parties shall be construed and enforced with that part, term or provision limited so as to make it enforceable to the greatest extent allowed by law, or if it is totally unenforceable, as if this Lease did not contain that particular part, term, or provision. (b) The headings in this Lease have been included for ease of reference only and shall not be considered in the construction or interpretation of this Lease.
(c) This Lease shall in all respects be governed by and construed in accordance with the laws of the State of Texas. (d) the venue for any legal action undertaken to enforce any term of this lease shall be Travis County, Texas. (e) This Lease shall inure to the benefit of Lessor, its successors, and assigns, and all obligations of Lessee shall bind its permitted successors and assigns.

LESSEE:                                    LESSOR:

Cap Rock Electric Cooperative, Inc.        SIGNATURE UTILITY LEASING, INC.
500 West Wall Street Suite #400            PO Box 16006
Midland, TX 79701                          Austin, TX 78761

By: /s/ Sam Prough                         By:
    -------------------------------            --------------------------------
    Sam Prough                                 Gene Yarbrough         Date

    Title: VP Chief Operating                  Title: President & CEO
           Officer

NOTE: PLEASE MAIL PAYMENTS OF ANY KIND TO THE FOLLOWING ADDRESS: SIGNATURE LEASING, DEPT. RB #1153, P.O. BOX 149187, AUSTIN, TX 78714-9187. PLEASE FORWARD ALL OTHER CORRESPONDENCE TO: SIGNATURE LEASING, P.O. BOX 16006, AUSTIN, TX 78761.

















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Lessee initials ______